Exhibit 99.1

MarineMax Announces Appointment of Mercedes Romero to Board of Directors

CLEARWATER, FL, September 26, 2022 – MarineMax, Inc. (NYSE: HZO), the world’s largest recreational boat and yacht retailer, today announced that Mercedes Romero has been appointed to its Board of Directors effective October 1, 2022.

Mercedes Romero is the Global Chief Procurement Officer at Primo Water (Nasdaq: PRMW). She brings over 25 years of diverse experience across industries such as Consumer Packaged Goods (Procter & Gamble, Clorox), Spirits (Diageo, Campari), Pharmaceutical (Teva), Retail (Starbucks), and Transportation (Ryder). Romero has made meaningful contributions to the profitability of large organizations through the identification and implementation of operational efficiencies, strategic planning, and an innovative approach to gaining market share. She has led enterprise-wide digital transformations and ESG efforts. Romero is an independent director at John B. Sanfilippo & Son (Nasdaq: JBSS). She currently serves as chair of the Sourcing Diversity and Supplier Relationship Management Committee at the Institute for Supply Management (ISM), where she has held several advisory roles since 2007. Romero, a native of Venezuela, graduated from University Rafael Urdaneta with a degree in civil engineering. She also studied packaging solutions at Michigan State University and English Studies at Cornell University. Romero and her family are avid boaters and passionate about spending time on the water in their free time.

Joseph A. Watters, MarineMax Board Member and Nominating and Corporate Governance Committee Chair stated, “We are very excited and honored to have Mercedes join our Board of Directors. Her expertise in global procurement and strategic planning coupled with her success as a leader in driving results will be instrumental as we grow our business and continue to exceed the expectations of our customers, our team members, and our shareholders. Furthermore, Mercedes’s track record and international experience will bring new perspectives and further enhance our Board’s collective expertise. On behalf of the Board, we welcome Mercedes and look forward to her future contributions to the Company.”

“It is an honor to join the MarineMax Board, especially at such a pivotal time of growth for the Company,” said Romero. “I look forward to leveraging my global experience to build on the momentum MarineMax has achieved through its strategic growth plan across its family of businesses."

About MarineMax

MarineMax is the world’s largest recreational boat and yacht retailer, selling new and used recreational boats, yachts, and related marine products and services, as well as providing yacht brokerage and charter services. MarineMax has over 100 locations worldwide, including 78 retail dealership locations, which includes 34 marinas or storage operations. Through Fraser Yachts and Northrop and Johnson, the Company also is the largest superyacht services provider, operating locations across the globe. Cruisers Yachts, a MarineMax company, manufactures boats and yachts with sales through our select retail dealership locations and through independent dealers. Intrepid Powerboats, a MarineMax company, manufactures powerboats and sells through a direct-to-consumer model. MarineMax provides finance and insurance services through wholly owned subsidiaries and operates MarineMax Vacations in Tortola, British Virgin Islands. The Company also operates Boatyard, a pioneering digital platform that enhances the boating experience. MarineMax is a New York Stock Exchange-listed company (NYSE: HZO). For more information, please visit www.marinemax.com.

Forward-Looking Statement

Certain statements in this press release may be forward-looking as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, forecasts, risks, uncertainties, and assumptions that may cause actual results to differ materially from expectations as of the date of this release. These risks, assumptions, and uncertainties include the Company’s abilities to reduce inventory, manage expenses and accomplish its goals and strategies, the quality of the new product offerings from the Company’s manufacturing partners, the impacts (direct and indirect) of COVID-19 on the Company’s business, the Company’s employees, the Company’s manufacturing partners, and the overall economy, general economic conditions, as well as those within our industry, the level of consumer spending, the Company’s ability to integrate acquisitions into existing operations, and numerous other factors identified in the Company’s Form 10-K for the fiscal year ended September 30, 2021 and other filings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:
	Michael H. McLamb	Investors:
	Chief Financial Officer	Brad Cohen or Dawn Francfort
	727-531-1700	ICR, LLC
	Media:	investorrelations@marinemax.com.
Katherine Cooper
MarineMax, Inc.

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